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                                                                   EXHIBIT 10.22


                               EXCHANGE AGREEMENT

                  This is an Exchange Agreement (the "Agreement") dated as of February 28, 2002, by and between MSX International, Inc., a Delaware corporation (the "Company"), and Thomas T. Stallkamp ("Stallkamp").


BACKGROUND

                  The Company issued Company stock to Stallkamp (the "Original Stock") pursuant to a purchase agreement dated as of February 28, 2000, and the Company is also the holder of a promissory note payable by Stallkamp (the "Existing Promissory Note") in a principal amount equal to three million dollars ($3,000,000.00). The Original Stock was pledged to the Company pursuant to a pledge agreement dated as of February 28, 2000 (the "Existing Pledge Agreement").

                  Stallkamp is willing to exchange, and the Company is willing to receive, (i) an amended and restated promissory note having an aggregate principal amount of $3,197,609.00 (the "New Note"), (ii) $6,000.00 in cash being applied to the purchase price of the Original Stock pursuant to ss. 152 of the Delaware General Corporation Law and reducing the principal amount of the Existing Promissory Note, and (iii) an amended and restated pledge agreement (the "New Pledge Agreement") pledging the Original Stock (the "Pledged Stock"), in exchange for the Existing Pledge Agreement, the Existing Promissory Note and the accrued interest thereon, as set forth on Exhibit A, on the terms and conditions provided herein. The New Pledge Agreement and the New Note, together with this Agreement, are collectively referred to as the "Operative Agreements." TERMS

                  Intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
THE EXCHANGE

         1.1. Exchange. Stallkamp hereby issues to the Company the New Note, pays to the Company six thousand dollars ($6,000.00) in cash, and executes and delivers to the Company the New Pledge Agreement, in exchange for the Existing Pledge Agreement, the Existing Promissory Note and the accrued interest thereon.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants as follows to Stallkamp:

         2.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.



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         2.2. Authority and Enforceability. The execution, delivery and performance of this Agreement and the transactions contemplated hereby, have been duly authorized by all necessary corporate or other action on behalf of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be instituted.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STALLKAMP

                  Stallkamp represents and warrants as follows to the Company:

         3.1. Authority and Enforceability. Stallkamp has the requisite power, authority and capacity to execute and deliver the Operative Agreements, to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the Operative Agreements has been duly and validly executed and delivered by Stallkamp and constitutes the legal, valid and binding obligation of Stallkamp, enforceable against Stallkamp in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be instituted.

         3.2. No Violation, etc. The execution, delivery and performance by Stallkamp of each of the Operative Agreements does not, and the performance by Stallkamp of his obligations under the Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, result in any violation of or default under, or result in any person having the right to terminate or modify, any note, bond, mortgage, license, lease, contract, commitment, agreement or arrangement to which Stallkamp is a party or by which any of his properties or assets are bound or (ii) conflict with, contravene, or result in any violation of any material judgment, order or decree, or statute, law, ordinance, rule or regulation, in each case applicable to Stallkamp or to any of the property or assets of Stallkamp. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by Stallkamp in connection with the execution and delivery of any or all of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

         3.3. Ownership of Pledged Stock. Stallkamp is the legal and beneficial owner of the Pledged Stock and has not assigned, pledged, transferred, or encumbered in any manner his interest in the Pledged Stock (other than pursuant to the Existing Pledge Agreement, the New



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Pledge Agreement and the Stockholders' Agreement, as defined below), and his interest in the Pledged Stock is free and clear of any lien or encumbrance created by him (except as stated above).

ARTICLE IV
CONDITIONS AND COVENANTS

         4.1. Consent. Pursuant to the Amended and Restated Stockholders' Agreement dated November 28, 2000 (as amended) by and among the Company, Court Square Capital Limited and other individual signatories (the "Stockholders' Agreement"), the Company and Stallkamp shall have executed a consent permitting Stallkamp to pledge the Pledged Stock under the New Pledge Agreement.

         4.2. Cancellation of Existing Promissory Note. Upon the completion of the transactions contemplated hereby, the Existing Promissory Note shall be cancelled and Stallkamp shall have no liability to the Company under the Existing Promissory Note.

ARTICLE V
MISCELLANEOUS

         5.1. Amendment and Modification. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and Stallkamp. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

         5.2. Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         5.3. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them as to the subject matter hereof.

         5.4. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of the State of Michigan without giving effect to principles of conflicts of law.

         5.5. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.




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         5.6. Section Headings. The section headings and paragraph designations used in this Agreement are for convenience of reference only, and shall not in any way be construed to modify or restrict any of the terms or provisions hereof.

         5.7. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         5.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

















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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                      MSX INTERNATIONAL, INC.

                                      By:  /s/ Frederick K. Minturn
                                           ------------------------
                                      Name:  Frederick K. Minturn
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                      By:  /s/ Thomas T. Stallkamp
                                           ------------------------
                                      Name:  Thomas T. Stallkamp





















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                                   EXHIBIT A

Exchanged Promissory Note                                Accrued Interest
-------------------------                                ----------------
        $3,000,000                                          $203,609.00


















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